EXHIBIT 99.1

Solar Capital Ltd. Announces Quarter Ended September 30, 2020 Financial Results; Declares Quarterly Distribution of $0.41 Per Share for Q4, 2020

Stable Net Asset Value

Acquires Leasing Company to Broaden Specialty Finance Platform

NEW YORK, Nov. 05, 2020 (GLOBE NEWSWIRE) -- Solar Capital Ltd. (NASDAQ: SLRC) (the “Company” or “Solar Capital”), today reported net investment income of $14.3 million, or $0.34 per share, for the third quarter 2020.

At September 30, 2020, net asset value (NAV) was $20.14 per share, a slight increase from June 30, 2020.

As of September 30, 2020, the Company’s portfolio was 100% performing.

The Board declared a fourth quarter distribution of $0.41 per share payable on January 5, 2021 to stockholders of record as of December 17, 2020. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At September 30, 2020:

Comprehensive Investment portfolio* fair value: $1.49 billion
Number of portfolio companies: 174
Net assets: $851.1 million
Net asset value per share: $20.14
Net debt-to-equity: 0.56x
Available capital**: $912 million, subject to borrowing base availability

Comprehensive Investment Portfolio Activity*** for the Quarter Ended September 30, 2020:

Investments made during the quarter: $66.4 million
Investments prepaid and sold during the quarter: $159.2 million

Operating Results for the Quarter Ended September 30, 2020:

Net investment income: $14.3 million
Net investment income per share: $0.34
Net realized and unrealized gain: $4.4 million
Net increase in net assets from operations: $18.6 million
Earnings per share: $0.44

* The Comprehensive Investment Portfolio is comprised of Solar Capital Ltd.’s investment portfolio, Crystal Financial’s full portfolio (including its ownership of its SBIC), and NEF Holdings, LLC’s (“NEF”) full portfolio and excludes the fair value of the equity interests in Crystal Financial and NEF.

** Please see Liquidity and Capital Resources.

*** Includes investment activity through Crystal Financial (including its ownership of its SBIC), and NEF.

“I am pleased to report that our investment portfolio remains 100% performing, and we are confident in our borrowers’ ability to continue to weather the current economic challenges. We attribute our strong positioning to our focus on investing in first lien senior secured loans to companies in defensive industries, as well as our efforts to build a commercial finance platform consisting of diverse niche asset based financing strategies. Our specialty finance businesses have demonstrated resiliency during this crisis, and they are currently seeing an increase in new investment opportunities,” said Michael Gross, Co-CEO of Solar Capital.

“With the acquisition of Kingsbridge Holdings, announced today, we expanded our commercial finance platform and suite of financing capabilities. Kingsbridge, a lessor of essential-use equipment to predominantly investment grade counterparties, provides Solar Capital with both an additional asset-based asset class as well as increased exposure to high quality obligors,” said Bruce Spohler, Co-CEO of Solar Capital. “We expect our debt and equity investments in Kingsbridge to generate approximately $20 million of gross income in 2021."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Friday, November 6, 2020. All interested parties may participate in the conference call by dialing (844) 889-7786 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9930. Participants should reference Solar Capital Ltd. and the participant passcode of 7796857 when prompted. A telephone replay will be available until November 20, 2020 and can be accessed by dialing (855) 859-2056 and using the passcode 7796857. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Capital’s website, www.solarcapltd.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended September 30, 2020, Solar Capital had total originations of $66.4 million and repayments and amortization of $159.2 million across its four core business units: cash flow, asset-based, equipment finance, and life science lending, resulting in a net portfolio reduction of $92.8 million to the comprehensive portfolio.

The investment activity of our Comprehensive Investment Portfolio for the quarter ended September 30, 2020 was as follows:

Comprehensive Investment Portfolio Activity(1) Q3 2020 (in millions)
Asset Class	Cash Flow Loans	Asset-based Loans / Crystal Financial(2)	Equipment Financings / NEF(3)	Life Science Loans	Total Portfolio Activity
Originations	$19.4	$30.1	$11.8	$5.1	$66.4
Repayments / Amortization	$33.6	$86.7	$37.4	$1.5	$159.2
Net Portfolio Activity	($14.2)	($56.6)	($25.6)	$3.6	($92.8)

(1)	Portfolio activity includes gross originations/repayments across each business unit.
(2)	Includes Crystal Financial’s full portfolio (and its ownership of its SBIC) and asset-based loans on the Company’s balance sheet.
(3)	Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at September 30, 2020 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average
	($mm)%		Asset Yield
Cash Flow Senior Secured Loans	$294.4	19.7%	8.5%(5)
Asset-Based Senior Secured Loans / Crystal Financial(1)	$530.4	35.5%	11.0%(6)
Equipment Senior Secured Financings / NEF(2)	$328.2	22.0%	10.3%(7)
Life Science Senior Secured Loans	$323.0	21.7%	9.7%(8)
Total Senior Secured Loans	$1,476.0	98.9%	10.1%
Equity and Equity-like Securities(3)	$15.7	1.1%
Total Comprehensive Investment Portfolio	$1,491.7	100.0%
Floating Rate Investments(4)	$1,143.8	77.1%
First Lien Senior Secured Loans	$1,357.4	91.0%
Second Lien Senior Secured Cash Flow Loans	$62.6	4.2%
Second Lien Senior Secured Asset-Based Loans	$56.0	3.8%

(1)	Includes Crystal Financial’s full portfolio, including the Company’s pro rata ownership of Crystal’s SBIC, and asset-based loans on the Company’s balance sheet.
(2)	Includes NEF’s full portfolio and NEF equipment financings on the Company’s balance sheet.
(3)	Excludes Crystal and NEF, which distribute quarterly cash dividends to the Company.
(4)	Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with NEF and are short in duration with average hold periods of 2.5 years. Additionally, NEF seeks to match-fund its fixed rate assets with fixed rate liabilities.
(5)	Represents the weighted average of each individual loan’s yield to maturity based on fair market value at September 30, 2020.
(6)	Represents the weighted average of each individual loan’s internal rate of return for loans held at Crystal Financial and yield to maturity for loans held by SLRC.
(7)	Represents the weighted average of each individual loan’s yield to maturity (excluding residual upside on tax leases). Loans held on SLRC’s balance sheet based on fair value and loans owned within NEF Holdings based on fair value.
(8)	Represents the weighted average of each individual loan’s yield to maturity based on fair value at September 30, 2020 (excluding exit fees and warrants).

The Comprehensive Investment Portfolio is diversified across approximately 174 unique borrowers in nearly 80 industries and with an average exposure of $8.6 million, or 0.6% per issuer.

At September 30, 2020, 99.0% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans, comprised of 91.0% first lien senior secured loans and approximately 8% second lien senior secured loans of which 4.2% were second lien cash flow loans and 3.8% were second lien asset-based loans.

The weighted average yield at fair value of all income-producing investments in the Comprehensive Portfolio was 10.1% at September 30, 2020.

Solar Capital Ltd. Portfolio

Asset Quality

As of September 30, 2020, 100% on a fair value basis and cost basis of the Company’s portfolio was performing, with no investments on non-accrual status at quarter end.

The Company puts its greatest emphasis on risk mitigation and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of September 30, 2020, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$221.0	16.3%
2	$1,068.3	79.0%
3	$61.6	4.6%
4	$1.0	0.1%

Investment Income Contribution by Business Unit

Business Unit Contribution to Gross Investment Income Q3 2020 (in millions)
For the Period:	Cash Flow Lending(1)	Asset-based Lending / Crystal Financial(2)	Equipment Financing / NEF(3)	Life Science Lending	Total
Q3 2020	$6.8	$8.9	$4.5	$8.7	$28.9
% Contribution	23.4%	30.9%	15.5%	30.2%	100%

(1)	Includes interest income/fees from cash flow loans on balance sheet.
(2)	Includes interest income/fees from asset based loans on balance sheet and distributions from Crystal Financial.
(3)	Includes interest income/fees from equipment financings on balance sheet and distributions from NEF Holdings.

Solar Capital Ltd.’s Results of Operations for the Quarter Ended September 30, 2020 compared to the Quarter Ended September 30, 2019.

Investment Income

For the fiscal quarters ended September 30, 2020 and 2019, gross investment income totaled $28.9 million and $39.7 million, respectively. The decrease in gross investment income for the year over year period was generally due to a decrease in the size of the income-producing portfolio and the decline in the base reference rate.

For the quarter ended September 30, 2020 cash interest and dividends represented over 96% of the Company’s $28.9 million Q3 2020 gross investment income.

Expenses

Expenses totaled $14.6 million and $21.3 million, respectively, for the quarters ended September 30, 2020 and 2019. The decrease in expenses for the year over year period was primarily due to lower management and incentive fees resulting from a reduction in portfolio yield on a smaller income producing investment portfolio on average.

Net Investment Income

The Company’s net investment income totaled $14.3 million and $18.4 million, or $0.34 and $0.44 per average share, respectively, for the fiscal quarters ended September 30, 2020 and 2019.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gains (losses) for the fiscal quarters ended September 30, 2020 and 2019 totaled $4.4 million and ($4.7) million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended September 30, 2020 and 2019, the Company had a net increase in net assets resulting from operations of $18.6 million and $13.7 million, respectively. For the quarters ended September 30, 2020 and 2019, earnings per average share were $0.44 and $0.32, respectively.

Liquidity and Capital Resources

Unsecured Debt

At September 30, 2020, approximately 86% of the Company’s funded debt, or $446 million, was comprised of fixed rate unsecured notes.

Credit Facilities and Available Capital

At September 30, 2020, the Company had no borrowings under its $545 million and $50 million revolving credit facilities and had approximately $47.5 million in cash on hand. When including undrawn capital on the Crystal and NEF Holdings, LLC non-recourse credit facilities, total available capital is $912 million, subject to borrowing base availability at September 30, 2020.

Leverage

On September 30, 2020, the Company’s net debt-to-equity was 0.56x. Pro forma for the Kingsbridge acquisition, the Company’s net debt-to-equity was 0.77x at September 30, 2020. Solar Capital’s current leverage provides a significant cushion to its regulatory asset coverage limit of 2.0x debt-to-equity as well as its target leverage ratio of 0.9x – 1.25x.

Unfunded Revolver Commitments

At September 30, 2020, Solar Capital had unfunded revolver commitments of approximately $16.5 million that can be fully drawn by the borrowers.

Financial Statements

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	September 30, 2020 (unaudited)	December 31, 2019
Assets
Investments at fair value:
Companies less than 5% owned (cost: $869,749 and $989,564, respectively)	$853,984	$970,821
Companies more than 25% owned (cost: $513,098 and $513,119, respectively)	497,921	524,003
Cash	47,473	16,783
Cash equivalents (cost: $539,959 and $419,571, respectively)	539,959	419,571
Dividends receivable	6,006	10,488
Interest receivable	6,814	5,401
Receivable for investments sold	2,130	2,207
Prepaid expenses and other assets	663	615

Total assets	$1,954,950	$1,949,889

Liabilities
Debt ($521,000 and $593,900 face amounts, respectively, reported net of unamortized debt issuance costs of $5,942 and $6,783, respectively)	$514,058	$587,117
Payable for investments and cash equivalents purchased	556,108	419,662
Distributions payable	17,327	17,327
Management fee payable	6,176	6,747
Performance-based incentive fee payable	—	4,281
Interest payable	6,310	3,678
Administrative services payable	2,018	2,757
Other liabilities and accrued expenses	1,860	2,440

Total liabilities	$1,103,857	$1,044,009

Commitments and contingencies

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 42,260,826 and 42,260,826 shares issued and outstanding, respectively	$423	$423
Paid-in capital in excess of par	988,792	988,792
Accumulated distributable net loss	(138,122)	(83,335)

Total net assets	$851,093	$905,880

Net Asset Value Per Share	$20.14	$21.44

SOLAR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	September 30, 2020	September 30, 2019
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$20,922	$27,019
Companies more than 25% owned	1,355	1,523
Dividends:
Companies less than 5% owned	14	19
Companies more than 25% owned	6,094	10,145
Other income:
Companies less than 5% owned	462	1,000
Companies more than 25% owned	4	5

Total investment income	28,851	39,711

EXPENSES:
Management fees	$6,176	$6,738
Performance-based incentive fees	—	4,606
Interest and other credit facility expenses	6,510	7,529
Administrative services expense	1,572	1,352
Other general and administrative expenses	326	1,060

Total expenses	14,584	21,285

Net investment income	$14,267	$18,426

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, CASH EQUIVALENTS AND DEBT:
Net realized loss on investments and cash equivalents:
Companies less than 5% owned	$(278)	$(52)

Net realized loss on investments, cash equivalents and debt	(278)	(52)

Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	2,903	(2,451)
Companies more than 25% owned	3,225	(2,206)
Debt	(1,500)	—

Net change in unrealized gain (loss) on investments, cash equivalents and debt	4,628	(4,657)

Net realized and unrealized gain (loss) on investments, cash equivalents and debt	4,350	(4,709)

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$18,617	$13,717

EARNINGS PER SHARE	$0.44	$0.32

About Solar Capital Ltd.

Solar Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies in the form of cash flow senior secured loans including first lien and second lien debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or the Company’s or Kingsbridge’s future performance or financial condition. These statements are not guarantees of the Company’s or Kingsbridge’s future performance, financial condition or results and involve a number of risks and uncertainties, including the impact of COVID-19 and related changes in base interest rates and significant market volatility on the Company’s or Kingsbridge’s business, portfolio companies and the global economy. Solar Capital and Kingsbridge operate in a very competitive and rapidly changing environment, in which new risks emerge from time to time. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: (i) Kingsbridge’s ability to maintain its historical financial performance, (ii) departures of key members of the Kingsbridge management team following closing, and (iii) material adverse changes to the portfolio of assets held by Kingsbridge as of or following the closing. For a more detailed discussion of factors related to Solar Capital's business, see the information under the caption "Risk Factors" in Solar Capital's most recent annual report on Form 10-K and its subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Solar Capital undertakes no duty to update any forward-looking statements made herein, unless required to do so by applicable law.

Contact
Solar Capital Ltd.
Investor Relations
(646) 308-8770